Exhibit 6.1.2


                SAKHALIN GENERAL TRADING AND INVESTMENTS LIMITED
                                 ("the Company")



MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS OF THE COMPANY, HELD ON THE
                     , 1997 AT


PRESENT:  Mr. William Stephen Cairns    - Director
          Mr. John Byrne Horgan         - Director
          .......................       - On behalf of
                                          TOTALSERVE
                                          MANAGEMENT LIMITED
                                          Secretary

MINUTES        1. The minutes of the previous meeting are read and confirmed.

TRANSFER       2. Mr. William Cairns lays before the Board instruments of
OF SHARES         Transfer of shares for the following transfer of shares:

          147829  shares nos. ......  from Messrs Weighbridge Trust Ltd to
                                      Messrs Conserver Corporation of America

           15000  shares nos. ......  from Messrs Aldersgate Nominees Ltd to
                                      Messrs Conserver Corporation of America

           6325   shares nos. ......  from Messrs Beechwirth Pty Ltd to Messrs
                                      Conserver Corporation of America

          10000   shares nos. ......  from Messrs Gilpin Park Pty Ltd to Messrs
                                      Conserver Corporation of America

          45500   shares nos. ......  from Messrs Holbrook Properties Ltd to
                                      Messrs Conserver Corporation of America

           5000   shares nos. ......  from Messrs Toxford Corporation to Messrs
                                      Conserver Corporation of America



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              1   share no.  ......   from Messrs Weighbridge Trust
                                      Administration Ltd to ....................
                                      for and on behalf of Messrs Conserver
                                      Corporation of America

          The Board unanimously APPROVES the above transfer of shares and AUTHORIZES Messrs Andreas Neocleous & Co., to draft and file an application with the Central Bank of Cyprus requesting its permission to effect the above transfers of shares pursuant to the Cypriot Exchange Control Laws, INSTRUCTS the Secretary to issue the new Share Certificates, ANNOTATE the Register of Members accordingly, and FILE the necessary returns with the Registrar of Companies.

          There being no other matter, the Meeting is concluded at
          ....................




THE SECRETARY                         THE DIRECTORS